Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in this Registration Statement (Form F-1) and related Prospectus of P.V. Nano Cell Ltd dated June 27, 2019 and to the incorporation by reference therein of our report dated May 15, 2019, included in its Annual Report on Form 20-F for the year ended December 31, 2018, filed with the Securities and Exchange Commission.

Tel Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer
June 27, 2019	A Member of Ernst & Young Global